EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-42434, 333-119564, 333-147683, 333-166523 and 333-187142) on Form S-8 and the registration statements (Nos. 033-97746, 333-212787, 333-231003, and 333-251793) on Form F-3 of our reports dated April 6, 2022, with respect to the consolidated financial statements and financial statement schedule I of Teekay Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Chartered Professional Accountants
Vancouver, Canada
April 6, 2022